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                              AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT




                                      among



                         ENTERPRISE FUNDING CORPORATION,

                                   as Company


                             TECH DATA FINANCE, INC.

                                  as Transferor


                                       and


                             TECH DATA CORPORATION,

                        as Collection Agent and Guarantor

                                       and

                               NATIONSBANK, N.A.,

                          as Agent and a Bank Investor

                          Dated as of January 21, 1997




--------------------------------------------------------------------------------

0104420.05-01S7a

                                TABLE OF CONTENTS





                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Certain Defined Terms.........................................  1
SECTION 1.2.  Other Terms................................................... 29
SECTION 1.3.  Computation of Time Periods................................... 29

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

SECTION 2.1.  Facility...................................................... 30
SECTION 2.2.  Transfers; Certificates;
                           Eligible Receivables............................. 30
SECTION 2.3.  Selection of Tranche Periods and
                           Tranche Rates.................................... 35
SECTION 2.4.  Discount, Fees and Other Costs and
                           Expenses......................................... 39
SECTION 2.5.  Non-Liquidation Settlement and
                           Reinvestment Procedures.......................... 39
SECTION 2.6.  Liquidation Settlement Procedures............................. 40
SECTION 2.7.  Fees.......................................................... 42
SECTION 2.8.  Protection of Ownership Interest of the
                           Company and the Bank Investors................... 42
SECTION 2.9.  Deemed Collections; Application of
                           Payments......................................... 44
SECTION 2.10. Payments and Computations, Etc................................ 45
SECTION 2.11. Reports....................................................... 46
SECTION 2.12. Collection Account............................................ 46
SECTION 2.13. Sharing of Payments, Etc...................................... 46
SECTION 2.14. Rights of Set-off............................................. 47

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties of the
                           Transferor....................................... 48
SECTION 3.2.  Reaffirmation of Representations and
                           Warranties by the Transferor..................... 52

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                                        i

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SECTION 3.3.  Representations and Warranties of Tech
                           Data, as Collection Agent and
                           Guarantor........................................ 52
SECTION 3.4   Reaffirmation of Representations
                           and Warranties by Tech Data, as
                           Collection Agent and Guarantor................... 55

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION 4.1.  Conditions to Closing......................................... 56
SECTION 4.2.  Post Closing Conditions....................................... 59

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1.  Affirmative Covenants of Transferor........................... 60
SECTION 5.2.  Negative Covenants of Transferor.............................. 63
SECTION 5.3.  Affirmative Covenants of Tech Data............................ 65
SECTION 5.4.  Negative Covenants of Tech Data............................... 68
SECTION 5.5.  Financial Covenants........................................... 70

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

SECTION 6.1.  Appointment of Collection Agent............................... 71
SECTION 6.2.  Duties of Collection Agent.................................... 71
SECTION 6.3.  Rights After Designation of New
                           Collection Agent................................. 74
SECTION 6.4.  Responsibilities of the Transferor
                           and Tech Data.................................... 75

                                   ARTICLE VII

                               TERMINATION EVENTS

SECTION 7.1.  Termination Events............................................ 76
SECTION 7.2.  Termination................................................... 78

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.  Indemnities by the Transferor................................. 80

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                                       ii

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SECTION 8.2.  Indemnity for Taxes, Reserves and
                           Expenses......................................... 82
SECTION 8.3.  Other Costs, Expenses and Related
                           Matters.......................................... 84
SECTION 8.4.  Reconveyance Under Certain
                           Circumstances.................................... 85

                                   ARTICLE IX

                                    GUARANTEE

SECTION 9.1.  Guaranty of Obligations....................................... 87
SECTION 9.2.  Validity of Obligations;
                           Irrevocability................................... 87
SECTION 9.3.  Rights of Set-Off............................................. 88

                                    ARTICLE X

                           THE AGENT; BANK COMMITMENT

SECTION 10.1.  Authorization and Action..................................... 89
SECTION 10.2.  Agent's Reliance, Etc........................................ 91
SECTION 10.3.  Credit Decision.............................................. 91
SECTION 10.4.  Indemnification of the Agent..................................92
SECTION 10.5.  Successor Agent.............................................. 92
SECTION 10.6.  Payments by the Agent........................................ 93
SECTION 10.7.  Bank Commitment; Assignment to
                            Bank Investors.................................. 94

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.  Term of Agreement............................................ 99
SECTION 11.2.  Waivers; Amendments.......................................... 99
SECTION 11.3.  Notices ..................................................... 99
SECTION 11.4.  Governing Law; Submission to
                             Jurisdiction; Integration......................101
SECTION 11.5.  Severability; Counterparts...................................102
SECTION 11.6.  Successors and Assigns.......................................102
SECTION 11.7.  Waiver of Confidentiality....................................103
SECTION 11.8.  Confidentiality Agreement....................................103
SECTION 11.9.  No Bankruptcy Petition Against the
                             Company........................................103
SECTION 11.10.  No Recourse Against Stockholders,
                             Officers or Directors..........................103
SECTION 11.11.  Characterization of the Transactions

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                                       iii

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                             Contemplated by the Agreement..................104
SECTION 11.12.  Optional Reconveyance of All
                             Receivables....................................104
SECTION 11.13.  Mandatory Reconveyance of Certain
                             Receivables....................................105

                              AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT


                  AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of January 21, 1997 among TECH DATA CORPORATION, a Florida corporation ("Tech Data"), as collection agent and guarantor (in such capacities, the "Collection Agent" and the "Guarantor", respectively), TECH DATA FINANCE, INC., a Califor- nia corporation, as transferor (in such capacity, the "Transferor"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor, amending and restating that certain Transfer and Administration Agreement among Tech Data, as collection agent and guarantor, the Transferor and Company dated as of December 23, 1993, and as amended to the date hereof.


                             PRELIMINARY STATEMENTS


                  WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors, if requested shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1.  Certain Defined Terms.  As used
in this Agreement, the following terms shall have the following meanings:


0104420.05-01S7a

                  "Administrative Agent" means NationsBank, N.A., as administrative agent.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

                  "Affected Assets" means, collectively, the
Receivables and the Related Security, Collections and Proceeds relating thereto.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

                  "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article X.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by Transferor to the Company at such time.


0104420.05-01S7a
                                        2

                  "Applicable Margin" means the percent per annum set forth below in the case of a Eurodollar Tranche or a CD Tranche, which percent shall be the Applicable Margin effective with Tranche Periods commencing after the first day next following the delivery by the Transferor of the quarterly certificate referred to in Section 5.3(a)(iii) hereof demonstrating that (i) the ratio of Consolidated Total Funded Indebtedness to Consolidated Total Capital (each as defined in Exhibit N attached hereto) is less than or equal to or more than, as the case may be, or (ii) the ratio of Consolidated EBIT to Consolidated Interest Expense (each as defined in Exhibit N attached hereto) is greater than or equal to or less than, as the case may be, the applicable ratio set forth opposite such Applicable Margin (provided that if such determination shall result in more than one Applicable Margin, the lower Applicable Margin shall apply):

=======================================================================
|Ratio of   |    OR   |    Ratio of   |   Eurodol-   |     CD         |
|EBIT to    |    --   |    Debt to    |   lar        |     Tranche    |
|Interest   |         |    Capital    |   Tranche    |     Applica-   |
|           |         |               |              |     ble Mar-   |
|           |         |               |              |     gin        |
|           |         |               |              |                |
|-----------|---------|---------------|--------------|----------------|
|Less than  |         |   Less than   |   .550%      |     .675%      |
|3.0 to     |         |   .60 to      |              |                |
|1.00       |         |   1.00 but    |              |                |
|           |         |   equal to    |              |                |
|           |         |   or great-   |              |                |
|           |         |   er than     |              |                |
|           |         |   .55 to      |              |                |
|           |         |   1.00        |              |                |
|-----------|---------|---------------|--------------|----------------|
|Greater    |         |   Less than   |  .450%       |     .575%      |
|than or    |         |   .55 to      |              |                |
|equal to   |         |   1.00 but    |              |                |
|3.0 to     |         |   equal to    |              |                |
|1.00 but   |         |   or great-   |              |                |
|less than  |         |   er than     |              |                |
|4.0 to     |         |   .50 to      |              |                |
|1.00       |         |   1.00        |              |                |
|---------------------------------------------------------------------|

0104420.05-01S7a
                                        3

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|-----------|---------|---------------|--------------|----------------|
|Greater    |         |   Less than   |   .400%      |     .525%      |
|than or    |         |   .50 to      |              |                |
|equal to   |         |   1.00 but    |              |                |
|4.0 but    |         |   equal to    |              |                |
|less than  |         |   or great-   |              |                |
|5.0 to     |         |   er than     |              |                |
|1.0        |         |   .45 to      |              |                |
|           |         |   1.00        |              |                |
|-----------|---------|---------------|--------------|----------------|
|Greater    |         |   Less than   |  .375%       |     .500%      |
|than or    |         |   .45 to      |              |                |
|equal to   |         |   1.00        |              |                |
|5.0 to     |         |               |              |                |
|1.00       |         |               |              |                |
|           |         |               |              |                |
|           |         |               |              |                |
|           |         |               |              |                |
=======================================================================

Notwithstanding the foregoing, if Tech Data fails to deliver any such quarterly certificate when required pursuant to Section 5.3(a)(iii) hereof, then the Applicable Margin for any Eurodollar Tranche or CD Tranche shall be the highest Applicable Margin for such type of Tranche set forth above until such quarterly certificate is so delivered. From the Closing Date to the first date such quarterly certificate is required to be delivered, the Applicable Margin shall be .525% for CD Tranches and .40% for Eurodollar Tranches.

                  "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

                  "Average Collection Period" means at any time a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Receivables and the denominator of which shall be the Collections as set forth in the most recent Investor Report and (ii) thirty (30).

                  "Bank Investors" shall mean NationsBank, N.A.
and its successors and assigns.

0104420.05-01S7a
                                        4

                  "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable)) and (ii) sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

                  "Benefit  Plan" means any employee  benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate of the Transferor, is or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Business Day" means any day excluding Satur- day, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Ontario, California or Clearwater, Florida are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "BR  Tranche"   means  a  Tranche  as  to  which  Discount  is
calculated at the Base Rate.

                  "BR Tranche Period" means, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company, NationsBank on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor

0104420.05-01S7a
                                        5
and agreed to by the Company,  NationsBank or the Agent,  as the case may be, or
(ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

                  "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

                  "CD Rate" shall mean, with respect to any CD Tranche Period, a rate which is the Applicable Margin in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such CD Tranche Period by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Tranche Period to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Tranche Period, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

                  "CD  Tranche"   means  a  Tranche  as  to  which  Discount  is
calculated at the CD Rate.

                  "CD Tranche Period" means, with respect to a CD Tranche, either (i) prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company, NationsBank on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as the case may be, or (ii) after the Termination Date, a period of one day. If such CD Tranche Period would end on a day which is not a Business Day, such CD Tranche Period shall end on the next succeeding Business Day.


0104420.05-01S7a
                                        6

                  "Certificate" means the certificate issued to the Agent for the benefit of the Company and the Bank
Investors pursuant to Section 2.2(d) hereof.

                  "Certificate of Deposit Rate" means, with respect to any CD Tranche Period, the average of the bid rates determined by the Agent to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of the CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by the Agent for the purchase in New York from the Agent at face value of certificates of deposit of the Agent in an aggregate amount approximately comparable to the amount of the CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable CD Tranche Period.

                  "Closing Date" means January 21, 1997

                  "Collateral Agent" means NationsBank N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections of such Receivable.

                  "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to
Section 2.12.

                  "Collection   Agent"   means  at  any  time  the  Person  then
authorized   pursuant  to  Section  6.1  to  service,   administer  and  collect
Receivables.

                  "Collection Agent Account" means the account, established by the Collection Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.8(b).

                  "Collection Delay" means 30 days.


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                                        7

                  "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

                  "Commitment" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and
(iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

                  "Commitment Termination Date" means December 31, 1997, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors not later than 60 days prior to the then current Commitment Termination Date.

                  "Company" means Enterprise Funding Corporation, and its successors and assigns.

                  "Concentration Factor" means for any Designated Obligor (a) 2% of the Outstanding Balance of all Eligible Receivables; provided however, that for up to three (3) Designated Obligors at any one time, 2.5% of the Outstanding Balance of all Eligible Receivables at such time; provided further, however, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by

0104420.05-01S7a
                                        8

Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors") 5% of the Outstanding Balance of all Eligible Receivables at such time, or (b) such other greater amount determined by the Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor.

                  "Consolidated Fixed Charge Ratio" has the meaning specified in Exhibit N hereto.

                  "Consolidated Tangible Net Worth" has the meaning specified in Exhibit N hereto.

                  "Consolidated Total Liabilities" has the mean-ing specified in Exhibit N hereto.

                  "Contract" means an agreement or invoice in substantially the form of one of the forms set forth in Exhibit A attached hereto or otherwise approved by the Company, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

                  "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "CP  Tranche"   means  a  Tranche  as  to  which  Discount  is
calculated at a CP Rate.

                  "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and

0104420.05-01S7a
                                        9
agreed to by the Company pursuant to Section 2.3. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

                  "Credit and Collection Policy" shall mean Tech Data's and the Transferor's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

                  "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Current Receivable" means any Receivable with respect to which no payment is outstanding beyond the date on which such payment was due.

                  "Dealer Fee" means the fee payable by the Transferor to the Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

                  "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

                  "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Collection Agent as uncollect- ible; or (iv) which, consistent with the Credit and Col- lection Policy, should be written off the Transferor's books as uncollectible.

                  "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each

0104420.05-01S7a
                                       10
calendar month by dividing (i) the aggregate Outstanding Balance of all outstanding Receivables as to which on the date of determination, any payment or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and which is not a Defaulted Receivable, by (ii) the aggregate Outstanding Balance of all Receivables as of such date less Defaulted Receivables as of such date.

                  "Delinquent Receivable" means a Receivable:
(i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivable and (ii) which is not a Defaulted
Receivable.

                  "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice from the Agent to the Transferor and the Collection Agent, delivered at any time in good faith and based upon reasonable criteria.

                  "Dilution Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during the preceding three months
(including such month) by (ii) the aggregate Outstanding Balance of all Receivables which arose during the three month period commencing with the first day of the fourth preceding month and ending with the last day of the second preceding month.

                  "Dilution Reserve" means, at any time, an amount equal to the product of (i) the highest Dilution Ratio as of the preceding six (6) months and
(ii) the Net Investment at such time.

                  "Discount" means, with respect to any Tranche
Period:

                                 (TR x TNI x AD)
                                            360

Where:

0104420.05-01S7a
                                       11

TR    = the Tranche Rate applicable to such Tranche Period.

TNI   = the portion of the Net Investment  allocated to such Tranche
        Period.

AD    = the actual number of days during such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

                  "Discount Reserve" means, at any time, an amount equal to:

                                     TD + LY

Where:

TD    =        the sum of the unpaid Discount for all Tranche
               Periods.

LY    =        the Liquidation Yield

                  "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipients of such reductions from investing the proceeds of such reductions.

                  "Eligible Investments" means any of the following: (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution

0104420.05-01S7a
                                       12
or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such deposi- tary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

                  "Eligible Receivable" means, at any time, any
Receivable:


                           (i)  which has been  transferred
         by Tech Data to the Transferor and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

                           (ii)   the Obligor of which is a
         United States resident, is a Designated Obligor

0104420.05-01S7a
                                       13
         at the time of the initial creation of an in-terest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                           (iii)  which is not a Defaulted
         Receivable at the time of the initial creation of an interest therein hereunder;

                           (iv)  which is not a Delinquent
         Receivable at the time of the initial creation of an interest of the Company therein;

                           (v) which,  (A) arises  pursuant
         to a Contract with respect to which each of the Seller and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation ship-ment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date therefor;

                           (vi) which is an "eligible  as-
         set" as defined in Rule 3a-7 under the Invest-ment Company Act of 1940, as amended;

                           (vii) a  purchase  of  which  with
         the proceeds of Commercial Paper would consti-tute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                           (viii)  which is an "account" with-
         in the meaning of Article 9 of the UCC of all applicable jurisdictions;

                           (ix)  which is denominated and
         payable only in United States dollars in the United States;

                           (x) which, arises under a Con-
         tract that together with the Receivable related thereto, is in full force and effect and con-

0104420.05-01S7a
                                       14
         stitutes the legal, valid and binding obliga-tion of the related Obligor enforceable against such Obligor in accordance with its terms and, to the best knowledge of the Collection Agent or the Transferor is not subject to any litiga-tion, dispute, offset, counterclaim or other defense at such time;

                           (xi)  which,   together  with  the
         Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit bill-ing, fair credit reporting, equal credit oppor-tunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                           (xii) which (A) satisfies,  in all
         material respects, all applicable requirements of the applicable Credit and Collection Policy and (B) is assignable;

                           (xiii)  which was generated in the
         ordinary course of Tech Data's business; and

                           (xiv) the Obligor of which has
         been directed to make all payments to a speci-fied account of the Collection Agent with re-spect to which there shall be a Lock-Box Agreement in effect.

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with

0104420.05-01S7a
such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Estimated Maturity Period" means, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and the Transferor's normal accounting practices applied on a basis consistent with those reflected in the Transferor's financial statements, provided, however, that if the Agent, the Company or any of the Bank Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period on the basis of such calculation at such time, and such recalculation, in the absence of manifest error, shall be conclusive.

                  "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a rate which is the Applicable Margin in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by
(ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards,

0104420.05-01S7a
                                       16
if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                  "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

                  "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company, NationsBank, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Agent, as applicable; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

                  "Event of Bankruptcy", means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to autho-

0104420.05-01S7a
                                       17
rize any of the actions set forth in the preceding claus-es (i) or (ii).

                  "Facility Limit" means $306,000,000 provided that such amount may not at any time exceed the aggregate Commitments at any time in effect.

                  "Fee Letter" means the letter agreement dated the date hereof between the Transferor, the Agent and the Company with respect to the fees to be paid by the Trans- feror hereunder, as amended, modified or supplemented from time to time.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

                  "Guaranty" means the agreement of guarantee of the Guarantor set forth in Article IX hereof.

                  "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

                  "Indebtedness" means, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

                  "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

                  "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

                  "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions)

0104420.05-01S7a
                                       18
and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

                  "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Collection Agent pursuant to
Section 2.11.

                  "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR Rate" means, with respect to any Euro- dollar Tranche Period, the rate at which deposits in dollars are offered to the Agent in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.


                           "Liquidation Yield" means, at any time, an
amount equal to:

                          (RVF x LBR x NI) x (EM + CD)
                                             ---------
                                                 360

Where:

RVF      =        the Rate Variance Factor;

LBR      =        the Base Rate which is applicable to the liqui-
                  dation period of the Net Investment at such time;

NI       =        the Net Investment;

EM       =        the Estimated Maturity Period of the Receiv-
                  ables; and

CD       =        the Collection Delay.

0104420.05-01S7a
                                       19

                  "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Lock-Box   Account"  means  an  account   maintained  by  the
Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

                  "Lock-Box Agreement" means an agreement between the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit D hereto.

                  "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.8 hereof.

                  "Loss Percentage" means on any day the greater (i) 5 times the highest Loss-to-Liquidation Ratio as of the last day of the 12 months preceding the then current month, or (ii) 10 percent.

                  "Loss Reserve" means, on any day, an amount equal to:

                           LP x (NI + DLR + DR + SFR)

Where:

LP       =        the Loss Percentage at the close of business of
                  the Collection Agent on such day;

NI       =        the Net Investment at the close of business of
                  the Collection Agent on such day;

DLR      =        the Dilution Reserve at the close of business
                  of the Collection Agent on such day;

DR       =        the Discount Reserve at the close of business
                  of the Collection Agent on such day; and

0104420.05-01S7a
                                       20

SFR      =        the  Servicing  Fee  Reserve at the close of business of the
                  Collection Agent on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to $25,000,000.

                  "Loss-to-Liquidation Ratio" means, for any period of determination, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such period, by (ii) the aggregate amount of Collections received by the Collection Agent during such period less Deemed Collections for the period.

                  "Majority Investors" shall have the meaning specified in Section 10.1(a) hereof.

                  "Maximum Net Investment" means $300,000,000.

                  "Maximum Percentage Factor" means 98%.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Trans- feror, or any ERISA Affiliate of the Transferor on behalf of its employees.

                  "Net Asset Test" means, in connection with any assignment by the Company to the Bank Investors of an interest in the Net Investment pursuant to Section 10.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be equal to or greater than the Net Investment.

                  "Net Investment" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such

0104420.05-01S7a
                                       21

Collections is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment may be increased by the amount described in Section 10.7(d) as described therein.

                  "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the aggregate Outstanding Balance of all Eligible Receivables which are Delinquent Receivables.

                  "Obligations" shall have the meaning specified in Section 9.1.

                  "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

                  "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

                  "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

                  "Percentage Factor" shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

                            NI + LR + DLR + DR + SFR
                            ------------------------
                                       NRB

Where:

0104420.05-01S7a
                                       22

NI       =        the Net Investment at the time of such computa-
                  tion;

LR       =        the Loss Reserve at the time of such computa-
                  tion;

DLR      =        the Dilution Reserve at the time of such compu-
                  tation;

DR       =        the Discount Reserve at the time of such compu-
                  tation;

SFR      =        the Servicing Fee Reserve at the time of such
                  computation; and

NRB      =        the Net Receivables Balance at the time of such
                  computation as reduced by the amount of all Deemed Collections.


                  Notwithstanding the foregoing computation, the Percentage Factor shall not exceed one hundred percent (100%). The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall daily recompute the Percentage Factor and report such recomputations to the Agent monthly in the Investor Report or as reasonably otherwise requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5 during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Agent shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

                  "Person" means any corporation, limited liabil-ity company, natural person, firm, joint venture, part-

0104420.05-01S7a
                                       23
nership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "Proceeds" means "proceeds" as defined in
Section 9.306(1) of the UCC.

                  "Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  "Purchase Agreement" means the Receivables Purchase Agreement dated as of December 21, 1993, between Tech Data and the Transferor, as the same may be amended, supplemented or otherwise modified.

                  "Purchase Termination Date" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from Tech Data under the Purchase Agreement or the Purchase Agreement shall terminate for any reason whatsoever.

                  "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

                  "Rate Variance Factor" means the number, computed from time to time in good faith by the Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in a written notice by the Agent to the Transferor and the Collection Agent.

                  "Receivable" means the indebtedness owed to the Transferor by any Obligor (without giving effect to any purchase hereunder by the Company at any time) under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection

0104420.05-01S7a
                                       24
with the sale of merchandise or services by Tech Data and thereafter transferred to the Transferor by Tech Data, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

                  "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Transferred Interest.

                  "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

                  "Related Security" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

                           (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Transferor gave rise to such Receivable;

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;


0104420.05-01S7a
                                               25

                           (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                           (iv)  all Records related to such
         Receivable; and

                           (v) all rights and remedies of the  Transferor  under
         the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith; and

                           (vi)  all Proceeds of any of the
         foregoing.

                  "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

                  "Seller" means Tech Data Corporation, a Florida corporation.

                  "Servicing Fee" means the fees payable by the Company or the Bank Investors to the Collection Agent, with respect to a Tranche, in an amount equal to .75% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the later of the Termination Date or the date on which the Net Investment is reduced to zero. On or prior to the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.5 hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

                  "Servicing Fee Reserve" means at any time the sum of (i) the Servicing Fee for all Tranches and (ii) an amount equal to the product of (A) the Net Investment at such time, and (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of the Estimat-

0104420.05-01S7a
                                       26
ed Maturity Period and the Collection Delay and as the denominator, 360.

                  "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

                  "Subsidiary" of a Person means any corporation more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more
Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                  "Termination Date" means the earliest of (i) that Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which a Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) December 31, 1997 unless extended for any additional period by consent of Tech Data, the Company, the Transferor and the Agent upon notice given by the Company to Tech Data and the Transferor at least 60 days prior to such date, (vi) two Business Days prior to the Commitment Termination Date, (vi) the day on which a Reinvestment Termination Date shall occur, or (vii) the Purchase Termination Date.

                  "Termination Event" means an event described in
Section 7.1 hereof.

                  "Tranche" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

                  "Tranche Period" means a CP Tranche Period, a
BR Tranche Period, a CD Tranche Period or a Eurodollar
Tranche Period.

                  "Tranche Rate" means the CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate.


0104420.05-01S7a
                                       27

                  "Transaction Documents" means, collectively, this Agreement, the Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Certificates, the Transfer Certificates and all of the other instruments, documents and other agreements executed and delivered by Tech Data or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to
Section 2.2(b) and 2.5 hereof).

                  "Transfer Certificate" has the meaning speci-fied in Section 2.2(a) hereof.

                  "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "Transfer   Price"  means  with  respect  to  any  Incremental
Transfer, the amount paid to the Transferor by the Company or the Bank Investors as described in the applicable Transfer Certificate.

                  "Transferor" means Tech Data Finance, Inc., a California corporation, and its successors and permitted assigns.

                  "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that

0104420.05-01S7a
                                       28
the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "Unpaid Balance" means, at any time, with respect to any Receivable, the outstanding principal amount of the indebtedness of the related Obligor incurred in connection with a particular purchase under or evidenced by such Receivable, exclusive of any sales or other tax, if any, included in or payable with respect to such purchase.

                  "Unused Facility Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

                  SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding" and the word "within" means "from and excluding a specified date and to and including a later specified date".

0104420.05-01S7a
                                       29

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS


                  SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, (x) the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Agent, on behalf of the Bank Investors, as applicable, and (y) the Agent, on behalf of the Company may, provided that the Termination Date shall not have occurred, at its option, or the Agent on behalf of the Bank Investors, provided that the Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Company of all of its interest in the Affected Assets, shall, if so requested, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller.

                  SECTION 2.2.  Transfers; Certificates; Eligible
Receivables. (a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth the Trans- feror may, at its option, convey, transfer and assign to the Agent on behalf of the Company or the Bank Investors, as applicable, and the Agent, on behalf of the Company may, provided that the Termination Date shall not have occurred, at its option, or the Agent on behalf of the Bank Investors, provided that the Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Company of all of its interest in the Affected Assets, shall, if so re- quested by the Transferor, accept such conveyance, trans- fer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided that after

0104420.05-01S7a
                                       30
giving effect to the payment to the Transferor of such Transfer Price (x) the sum of the Net Investment plus, in the case where the Transferred Interest is held by the Company, the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit and (y) the Net Investment would not exceed the Maximum Net Investment; and, provided further, that the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and an Investor Report shall have been delivered with respect to such Incremental Transfer as required by Section 3.2 hereof.

                  The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (w) whether such request is made to the Agent on behalf of the Company or to the Agent on behalf of the Bank Investors (it being understood and agreed that once the Bank Investors acquire any Transferred Interest hereunder, the Bank Investors shall be required to purchase all Transferred Interests held by the Company in accordance with Section 10.7 and thereafter the Company shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of the Company, the Company shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its

0104420.05-01S7a
                                       31
business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Trans- feror shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or any Bank Investor, either directly or pursuant to the Liquidity Provider Agreement by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer.

                  On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Agent the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Agent shall deposit to the Transferor's account at the location indicated in Section 11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Company or the Bank Investors, as applicable.

                  By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as

0104420.05-01S7a
                                       32
the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transfer- or, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank

0104420.05-01S7a
                                       33

Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

                           (b)  Reinvestment Transfers.  On each
Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors then owning any Transferred Interests, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent on behalf of the Company may, and the Agent on behalf of the Bank Investors shall (in either case, to the extent such Persons then own any Transferred Interest), agrees to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Company's Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

                           (c)  All Transfers.  Each Transfer shall
constitute a purchase by the Agent on behalf of the Company or the Bank Investors, as applicable, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with the Related

0104420.05-01S7a
                                       34

Security, Collections and Proceeds with respect thereto, held on behalf of the Company or the Bank Investors, as applicable, shall equal the Percentage Factor in effect from time to time. So long as the Agent on behalf of either the Company, on the one hand, or the Bank Investors, on the other hand, owns all of the Transferred Interests at such time, each of the Company's and each Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's Net Investment bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time) of the Percentage Factor at such time.

                           (d)  Certificate.  The Transferor shall
issue to the Agent the Certificate, in the form of Exhib-it M, on or prior to the date hereof.

                           (e)  Percentage Factor.  The Percentage
Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder.
Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination Date shall remain constant at all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero, and all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full.

                  SECTION 2.3.  Selection of Tranche Periods and
Tranche Rates.

                           (a)  At all times hereafter, but prior to
the occurrence of a Termination Event and not with respect to any portion of the transferred Interest held by the Bank Investors (or any of them), the Transferor may, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche

0104420.05-01S7a
                                       35

Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment held by the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) and whether the requested Tranche Rate applicable thereto shall be the CP Rate, the BR Rate, the CD Rate or the Eurodollar Rate at least
(i) three (3) Business Days prior to the expiration of any then existing Tranche Period if the Tranche Rate to be applicable to the new requested Tranche Period shall be the Eurodollar Rate, (ii) two (2) Business Days prior to the expiration of any then existing Tranche Period if the Tranche Rate to be applicable to the new requested Tranche Period shall be the BR Rate or the CD Rate, and (iii) one
(1) Business Day prior to the expiration of any then existing Tranche Period if the Tranche Rate to be applicable to the new requested Tranche Period shall be the CP Rate; provided, however, that the Company may select, in its reasonable discretion, any such new Tranche Period and Tranche Rate if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its reasonable discretion, that the Tranche Rate or Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held by it to one or more CP Tranche Periods; provided that the Company may determine from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days. In the case of any Tranche Period outstanding upon the occurrence of a Termination Event, such Tranche Period shall end on such date.

                           (b)  After a Termination Event; Trans-
ferred Interest Held by Company. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest which shall not have been transferred to the Bank Investors (or any
0104420.05-01S7a
                                       36
of them), the Company or NationsBank, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

                           (c)  Prior to a Termination Event; Trans-
ferred Interest Held by Bank Investor. At all times with respect to any portion of the Transferred Interest transferred to the Bank Investors (or any of them) pursuant to Section 10.7, but prior to the occurrence of a Termination Event, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Bank Investors (or any of them), provided that a Termination Event shall not have occurred, the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche, a CD Tranche or a Eurodollar Tranche. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. In the case of any Tranche Period outstanding upon the occurrence of a Termination Event, such Tranche Period shall end on the date of such occurrence.

                           (d)  After a Termination Event; Trans-
ferred Interest Held by Bank Investor. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest which shall have been owned or transferred to the Bank Investors (or any of them), the Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

                           (e)  Eurodollar Rate Protection; Illegali-
ty. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

                  (A) the Agent shall forthwith notify the Company or Bank Investors, as applicable and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

                  (B)  while such circumstances exist, neither
         the Company, the Bank Investors or the Agent shall

0104420.05-01S7a
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



         allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

                  (ii) If, with respect to any outstanding Eurodollar Tranche, the Company or any of the Bank Investors owning any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodol- lar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Tranche Period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Interest allocated to any Tranche Period ending during such period, to a Eurodollar Tranche.

                  (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investor, as applicable, to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the

0104420.05-01S7a
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



applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Euro- dollar Rate or
(2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

                  SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period, the Transferor shall pay to the Agent, on behalf of the Company, in the event the Transferred Interest is held by the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer, which excess amount shall not exceed $5,000. The Transferor shall pay to the Agent, on behalf of the Company, each day on which Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

                  SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event for which there is no grace period shall have occurred and be continuing, the Collection Agent shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount and the Servicing

0104420.05-01S7a
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



Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Company or the Bank Investors, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this
Section 2.5, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof. In addition, the Collection Agent shall remit to the Transferor at the end of each Tranche Period, as provided in Section 6.2(b), such portion of Collections not allocated to the Company and the Bank Investors.

                  SECTION 2.6. Liquidation Settlement Procedures. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by the Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) the Percentage Factor of all

0104420.05-01S7a
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



Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Company or the Bank Investors, as applicable. On the Termination Date or the day on which a Potential Termination Event for which there is no grace period occurs, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, any amounts set aside pursuant to
Section 2.5 above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Agent's account to the extent not already so deposited, for the benefit of the Company or the Bank Investors, as applicable, the amounts so set aside for the Company or the Bank Investors pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Company and the Bank Investors pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Discount, second, in payment of all fees payable by the Transferor, third, if the Trans- feror, Tech Data or any Affiliate of the Transferor or Tech Data is not then the Collection Agent, to the Collection
Agent's account, in payment of the Servicing Fee payable to the Collection Agent, fourth, in reduction of the Net Investment allocated to any Tranche Period ending on such date, fifth, in payment of all other Aggregate Unpaids and sixth, if the Transferor, Tech Data or any Affiliate of the Transferor or Tech Data is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above

0104420.05-01S7a
                                       41
and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

                  Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Company's and the Bank Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.6 and
(iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's and the Bank Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Trans- feror. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

                  SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay, on the last day of each month, to the Agent, for distribution to the Company and/or the Bank Investors, as agreed between themselves, the Program Fee and the Unused Facility Fee. The Transferor acknowledges that the foregoing fees are non-refundable.

                  SECTION 2.8. Protection of Ownership Interest of the Company and the Bank Investors. (a) The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their

0104420.05-01S7a
                                       42
respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the reasonable request of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 11.6 hereof) as may be requested by the Agent, the Company or any of the Bank Investors and (y) mark its and the Seller's respective master data processing records and other documents with a legend describing (i) in the case of the Seller, the conveyance to the Transferor and
(ii) in the case of the Transferor, the conveyance to the Agent, for the benefit of the Company and the Bank Investors, of the Transferred Interest. The Transferor shall, and will cause the Seller to, upon the reasonable request of the Agent, the Company or any of the Bank Investors, obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and California) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and
(ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Trans- feror.

                           (b)  The Collection Agent shall instruct
all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership

0104420.05-01S7a
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



and control of the Agent which is hereby granted to the Agent by the Seller and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Collection Agent default nor any other Termination Event has occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor receives any Collections or is deemed to receive any Collections pursuant to
Section 2.9, the Transferor shall immediately remit such Collections to a Lock-Box Account. Any Collections that are received by the Seller or the Collection Agent shall be immediately, but in any event within forty-eight (48) hours of receipt, be deposited by into a Lock-Box Account or a bank account (the "Collection Agent Account") established by the Collection Agent pursuant to an agreement between the Collection Agent, the Agent and a bank consented to by the Agent, which shall be substantially in the form of a Lock-Box Agreement.

                  SECTION 2.9. Deemed Collections; Application of Payments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment, dilutive factor or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the Agent.


0104420.05-01S7a
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



                           (b)  If on any day any of the representa-
tions or warranties in Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the Agent.

                           (c)  Any payment by an Obligor in respect
of any indebtedness owed by it to the Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

                  SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or any Bank Investor they shall be paid or deposited in the account indicated in Section 11.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 1% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the

0104420.05-01S7a
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



Transferor hereunder shall be binding upon the Transferor absent manifest error.

                  SECTION 2.11. Reports. Prior to the 15th day of each month, the Collection Agent shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report (including without limitation, a settlement statement and a certification as to the Net Receivables Balance) together with an aging of all Receivables, as of the close of business of the Collection Agent on the last day of the immediately preceding month, (ii) if requested by the Company, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent or the Administrative Agent may reasonably request.

                  SECTION 2.12. Collection Account. There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company and the Bank Investors, with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company and the Bank Investors. On and after the occurrence of a Collection Agent default or a Termination Event, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each calendar month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) to the Agent, the Company or the Bank Investors. On the date on which the Net Investment is zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

                  SECTION 2.13.  Sharing of Payments, Etc.  If
the Company or any Bank Investor (for purposes of this

0104420.05-01S7a
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



Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Percentage Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                  SECTION 2.14. Rights of Set-off. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).


0104420.05-01S7a
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



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                  SECTION 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Company, the Agent and the Bank Investors that:

                           (a)  Corporate Existence and Power.  The
Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                           (b)  Corporate and Governmental Authorization;
Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Purchase Agreement, the Fee Letter, the Certificate and the Transfer Certificate are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).
                           (c)  Binding Effect.  Each of this Agree-
ment, the Purchase Agreement, the Fee Letter and the Certificate constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute, the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.


0104420.05-01S7a
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



                           (d)  Perfection.  Immediately preceding
each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor and Tech Data will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                           (e)  Accuracy of Information.  All infor-
mation heretofore furnished by the Transferor (including without limitation, the Investor Report furnished on a monthly basis and the Transferor's financial statements) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                           (f)  Tax Status.  The Transferor has filed
all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                           (g)  Action, Suits.  Except as set forth
in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor and the Subsidiaries taken as a whole or materially adversely affect the ability of Transferor to perform its obligations under this Agreement.

                           (h)  Use of Proceeds.  No proceeds of any
Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

0104420.05-01S7a
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




                           (i)  Place of Business.  The principal
place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 11.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by
Section 2.8 hereof has been taken and completed.

                           (j)  Good Title.  Upon each Transfer and
each recomputation of the Transferred Interest, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                           (k)  Tradenames, Etc.  As of the date
hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in Section 11.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

                           (l)  Nature of Receivables.  Each Receiv-
able (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended and, in the case of clause
(y) above,  is not a  Receivable  of the type  described  in clauses (i) through
(iii) of the definition of "Net Receivables Balance."


0104420.05-01S7a
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



                           (m)  Coverage Requirement; Amount of
Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of December 31, 1996 the aggregate Outstanding Balance of the Receivables in exis- tence was $503,847,551 and the Net Receivables Balance was $456,871,841.
                           (n)  No Termination Event.  No event has
occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event or if either such event has occurred, the Transferor has notified the Company in writing of either such event immediately upon learning of the occurrence thereof, describing the same and if applicable, the steps being taken by the Person(s) affected with respect thereto.

                           (o)  Not an Investment Company.  The
Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                           (p)  ERISA.  The Transferor and each of
its ERISA Affiliates is in compliance in all material respects with ERISA and no ERISA lien exists on any of the Receivables.

                           (q)  Lock-Box Accounts.  The name and
address of the Bank where the Collection Agent Account is maintained, together with the account number of such account, and the names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of Tech Data at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock- Box Account and only Collections are deposited into the Lock-Box Accounts.

                  Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.


0104420.05-01S7a
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



                  SECTION 3.2. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Transfer, the Collection Agent shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Investor Report dated within 14 days prior to the date of such Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Agent or the Administrative Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

                  SECTION 3.3. Representations and Warranties of Tech Data, as Collection Agent and Guarantor. Tech Data, as Collection Agent and Guarantor represents and warrants to the Company and the Bank Investors that:

                           (a)  Corporate Existence and Power.  Tech
Data is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                           (b)  Corporate and Governmental Autho-
rization; Contravention. The execution, delivery and performance by Tech Data of this Agreement and the Purchase Agreement are within Tech Data's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements in connection with the Purchase Agreement), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of Tech Data or of any agreement, judgment, injunction, order, decree or other instrument binding upon

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



Tech Data or result in the creation or imposition of any Adverse Claim on the assets of Tech Data or any of Tech Data's Subsidiaries except as contemplated by this Agreement and the Purchase Agreement.

                           (c)  Binding Effect.  Each of this Agree-
ment and the Purchase Agreement constitute the legal, valid and binding obligation of Tech Data, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

                           (d)  Accuracy of Information.  All infor-
mation heretofore furnished by Tech Data to the Transfer- or, the Agent, the Company, any Bank Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Tech Data to the Transferor, the Agent, the Company, any Bank Investor or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                           (e)  Tax Status.  Tech Data has filed all
tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                           (f)  Action, Suits.  Except as set forth
in Exhibit H hereto, there are no actions, suits or proceedings pending, or to the knowledge of Tech Data threatened, against or affecting Tech Data or any Affiliate of Tech Data or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of Tech Data and Tech Data's Subsidiaries taken as a whole or materially adversely affect the ability of Tech Data to perform its obligations under this Agreement.

                           (g)  Credit and Collection Policy.  Since
Closing Date, there have been no material changes in Tech Data's Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.


0104420.05-01S7a
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



                           (h)  Collections and Servicing.  Since
December 31, 1996, there has been no material adverse change in the ability of Tech Data to service and collect the Receivables.

                           (i)  Place of Business.  The principal
place of business and chief executive office of Tech Data are located at the address of Tech Data indicated in Section 11.3 hereof and the offices where Tech Data keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

                           (j)  Tradenames, Etc.  As of the date
hereof: (i) Tech Data's chief executive office is located at the address for notices set forth in Section 11.3 hereof; (ii) Tech Data has only the subsidiaries and divisions listed on Exhibit J hereto; and (iii) Tech Data has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

                           (k)  Nature of Receivables.  Each Receiv-
able is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.

                           (l)  No Termination Event.  No event has
occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event or if either such event has occurred, Tech Data has notified the Company in writing of either such event immediately upon learning of the occurrence thereof, describing the same and if applicable, the steps being taken by the Person(s) affected with respect thereto.

                           (m)  Not an Investment Company.  Tech Data
is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.


0104420.05-01S7a
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



                           (n)  ERISA.  Tech Data is in compliance in
all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  SECTION 3.4. Reaffirmation of Representations and Warranties by Tech Data, as Collection Agent and Guarantor. On each day that a Transfer is made hereunder, Tech Data shall be deemed to have certified that all representations and warranties described in Section 3.3 are correct on and as of such day as though made on and as of such day.

                  Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by Tech Data.


0104420.05-01S7a
                                       55

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION 4.1. Conditions to Closing. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                           (a)  A copy of the resolutions of the
Board of Directors of the Transferor and Tech Data certified by its Secretary approving the execution, delivery and performance by the Transferor and Tech Data of this Agreement, the Purchase Agreement and the other Transaction Documents to be delivered by the Transferor and Tech Data hereunder or thereunder.

                           (b)  The Articles of Incorporation of the
Transferor and of Tech Data certified by the Secretary of State or other similar official of the Transferor's and Tech Data's respective jurisdictions of incorporation, each dated a date reasonably prior to the Closing Date.

                           (c)  A Good Standing Certificate for the
Transferor and a Certificate of Status for Tech Data issued by the Secretary of State or a similar official of the Transferor's and Tech Data's respective jurisdictions of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                           (d)  A Certificate of the Secretary of the
Transferor and Tech Data substantially in the form of Exhibit L attached hereto certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Purchase Agreement, the Certificate, the Fee Letter and any other documents to be delivered by it hereunder (on which Secretary's Certificates the Company may conclusively rely until such time as the Company shall receive from the Transferor and Tech Data a revised Certificate meeting the requirements of

0104420.05-01S7a
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



this clause (d)(i)) and (ii) a copy of the Transferor's and Tech Data's By-Laws.

                           (e)  Copies of proper financing statements
(Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Agent, for the benefit of the Company and the Bank Investors, secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

                           (f)  Copies of proper financing statements
(Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming Tech Data as the debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

                           (g)  Copies of proper financing statements
(Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Tech Data and the Transferor.

                           (h)  Certified copies of request for
information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or the Seller (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (e) or (f) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                           (i)  Executed copies of the Lock-Box
Agreements, relating to each of the Lock-Boxes and the

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



Lock-Box Accounts, and an executed copy of the agreement referred to in Section 2.8(b).

                           (j)  An opinion of David Vetter, counsel
to Tech Data, addressing certain corporate matters relating to Tech Data, covering the appropriate matters set forth in Exhibit K hereto.

                           (k)  An opinion of Heller, Ehrman, White &
McAuliffe, special California counsel to the Transferor, addressing certain corporate matters relating to the Transferor, covering the appropriate matters set forth in Exhibit K hereto.

                           (l)  A certificate of the Transferor and
Tech Data in the form of Exhibit L-1 and  Exhibit L-2 hereto  executed by Arthur
W. Singleton, Secretary of the Transferor and Tech Data, respectively.

                           (m)  A hard copy, microfiche or computer
tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Agent may reasonably request.

                           (n)  An executed copy of this Agreement,
the Purchase Agreement, and the Fee Letter.

                           (o)  The Transfer Certificate, duly exe-
cuted by the Transferor.

                           (p)  The Certificate, duly executed by the
Transferor and appropriately completed.

                           (q)  An Investor Report for December 31,
1996.

                           (r)  An assignment by NationsBank, N.A.,
as collateral agent under the Company's commercial paper program, of its interest in certain of the Lock-Box Agreements to the Agent.

                           (s)  A letter agreement, dated the Closing
Date, between NationsBank, N.A. and the Transferor relat-ing to certain legal opinion matters.


0104420.05-01S7a
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



                           (t)  Such other documents, instruments,
certificates and opinions as the Agent or the Administra-tive Agent, shall reasonably request.

                  SECTION 4.2. Post Closing Conditions. On or prior to February 3, 1997, the Transferor shall deliver to the Agent the following documents, which shall be in a form and substance acceptable to the Agent:

                           (a)  An opinion of Heller, Ehrman, White &
McAuliffe, special California counsel to the Transferor, addressing certain security interest and Uniform Commercial Code matters relating to the Agent's interest in the Receivables; and

                           (b)  An original fully executed copy of a
Lock-Box  Agreement   relating  to  account  number  3750627895   maintained  at
NationsBank of Texas, N.A.



0104420.05-01S7a
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



                                    ARTICLE V

                                    COVENANTS


                  SECTION 5.1. Affirmative Covenants of Trans- feror. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)  Reports.  The Transferor shall deliv-
er to the Agent, on behalf of the Company:

                           (i) Compliance Certificate. Within one hundred and twenty (120) days of the close of each of its fiscal years and within sixty (60) days of the close of each of the first three fiscal quarters of each of its fiscal years, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                           (ii) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                           (iii) Change in Credit and Collection Policy. Within 15 days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

0104420.05-01S7a
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




                           (iv) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" (as defined in Article IV of ERISA) which the Transferor, Tech Data or any Affiliate of the Transferor files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, Tech Data or any Affiliates of the Transferor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                           (v)  Other Information.  Such other
         information (including non-financial in- formation) as the Agent, or the Administrative Agent, may from time to time reasonably re- quest.

                           (b)  Conduct of Business.  The Transferor
will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                           (c)  Compliance with Laws.  The Transferor
will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                           (d)  Furnishing of Information and Inspec-
tion of Records. The Transferor will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours upon forty-eight (48) hours prior written notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or Tech Data, as appli-

0104420.05-01S7a
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



cable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

                           (e)  Keeping of Records and Books of
Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable); provided, that the Transferor shall not be required to keep and maintain such records with respect to any Receivables for a period of more than sixty (60) days after such Receivables shall have been paid in full by the Obligors thereof. The Transferor will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (f)  Performance and Compliance with
Receivables and Contracts. The Transferor will at its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                           (g)  Credit and Collection Policies.  The
Transferor will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                           (h)  Collections.  The Transferor shall
instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                           (i)  Collections Received by Transferor.
The Transferor shall hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor

0104420.05-01S7a
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



(including without limitation, in the case of the Trans- feror, all Collections deemed to have been received by the Transferor under Section 2.9(a)).

                  SECTION 5.2. Negative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)  No Sales, Liens, Etc.  Except as
otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to
(x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                           (b)  No Extension or Amendment of Receiv-
ables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                           (c)  No Change in Business or Credit and
Collection Policy. The Transferor will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of the Receivables in a material respect.

                           (d)  No Mergers, Etc.  The Transferor will
not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person; provided, however, that so long as the Transferor remains wholly owned by Tech Data, the foregoing prohibitions will not apply.


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                           (e)  Change in Payment Instructions to
Obligors. The Transferor will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                           (f)  Deposits to Lock-Box Accounts.  The
Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables or cash proceeds of other receivables that were originally Receivables but were not Eligible Receivables on the date of the initial Transfer hereunder and so were subsequently repurchased by the Transferor pursuant to Section 2.9 and, upon any deposit of any proceeds of such other receivables to any Lock-Box Account, remove such proceeds within two Business Days following such deposit.

                           (g)  Change of Name, Etc.  The Transferor
will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Agent (i) such documents, instruments or agreements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

                           (h)  Amendment to Purchase Agreement.  The
Transferor will not amend, modify, or supplement the Purchase Agreement between the Transferor and Tech Data, except that the Transferor may, upon 15 days prior written notice to the Agent and the Administrative Agent, enter into an amendment, modification or supplement to the Purchase Agreement, provided the same shall not mate-

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rially  adversely  affect the  interests  of the Agent,  the Company or any Bank
Investor; nor shall the Transferor take any other action under the Purchase Agreement that shall have the same such affect upon the interests of the Agent, the Company, or any Bank Investor.

                  SECTION 5.3. Affirmative Covenants of Tech Data. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing:

                           (a)  Financial Reporting.  Tech Data will
maintain, for itself, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent and each Bank Investor:

                           (i) Annual  Reporting.  Within one hundred and twenty
         (120) days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                           (ii)  Quarterly Reporting.  With-
         in sixty (60) days after the close of the first three quarterly periods of each of its fiscal years, for itself consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consoli-

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         dating profit and loss and  reconciliation of surplus  statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                           (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Agreement and showing all information necessary in order to determine the Applicable Margin.

                           (iv)  Shareholders Statements and
        Reports. Promptly upon the furnishing thereof to the shareholders of Tech Data, copies of all financial statements, reports and proxy statements so furnished.

                           (v)  S.E.C. Filings.  Promptly
        upon the filing thereof, copies of all registration statements and nnual, quarterly, monthly or other regular reports which Tech Data or any subsidiary files with the Securities and Exchange Commission.

                           (vi)  Other Information.  Such
        other information (including non-financial in- formation) as the Agent may from time to time reasonably request.

                           (b)  Conduct of Business.  Tech Data will,
and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to

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conduct its business in each jurisdiction in which its
business is conducted.

                           (c)  Compliance with Laws.  Tech Data
will,  and will  cause  each of its  Subsidiaries  to,  comply  in all  material
respects  with  all  laws,  rules,   regulations,   orders,  writs,   judgments,
injunctions, decrees or awards to which it or its properties may be subject.

                           (d)  Furnishing of Information and Inspec-
tion of Records. Tech Data will furnish to the Transfer- or and the Agent from time to time such information with respect to the Receivables as the Transferor or the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Tech Data will at any time and from time to time during regular business hours upon forty-eight (48) hours prior written notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of Tech Data for the
purpose  of  examining  such  Records,   and  to  discuss  matters  relating  to
Receivables or Tech Data's performance hereunder with any of the officers, directors, employees or independent public accountants of Tech Data having knowledge of such matters.

                           (e)  Keeping of Records and Books of
Account. Tech Data will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable); provided, that Tech Data shall not be required to keep and maintain such records with respect to any Receivables for a period of more than sixty (60) days after such Receivables shall have been paid in full by the Obligors thereof. Tech Data will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.


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                           (f)  Performance and Compliance with
Receivables and Contracts. Tech Data, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                           (g)  Credit and Collection Policies.  Tech
Data will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                           (h)  Collections.  Tech Data shall in-
struct all Obligors to cause all Collections to be depos-ited directly to a Lock-Box Account.

                           (i)  Collections Received by Tech Data.
Tech Data shall hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account or the Collection Agent Account all Collections received from time to time by Tech Data.

                           (j)  Transfer of Receivables.  Tech Data
shall sell or contribute Receivables (as defined in the Purchase Agreement) to the Transferor at such time or times as necessary in order to cause the Percentage Factor not to exceed the Maximum Percentage Factor.

                  SECTION 5.4. Negative Covenants of Tech Data. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                           (a)  No Sales, Liens, Etc.  Except as
otherwise provided herein and in the Receivables Purchase Agreement, Tech Data will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concen-

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



trates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                           (b)  No Extension or Amendment of Receiv-
ables. Except as otherwise permitted in Section 6.2 hereof, Tech Data will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                           (c)  No Change in Business or Credit and
Collection Policy. Tech Data will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of the Receivables in a material respect.

                           (d)  No Mergers, Etc.  Tech Data will not
(i) consolidate or merge with or into any other Person if such action shall result in a Potential Termination Event or a Termination Event and Tech Data shall not be the surviving entity or (ii) sell, lease or transfer all or substantially all of its assets to any other person.

                           (e)  Change in Payment Instructions to
Obligors. Tech Data will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                           (f)  Deposits to Lock-Box Accounts.  Tech
Data will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables or cash proceeds or other receivables that were originally Receivables but were not Eligible Receivables on the date of the initial Transfer hereunder and so were subsequently repurchased by the Transferor pursu-

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



ant to Section 2.9 and, upon any deposit of any proceeds of such other receivables to any Lock-Box Account, remove such proceeds within two Business Days following such deposit.

                           (g)  Change of Name, Etc.  Tech Data will
not change its name, identity or structure or location of its chief executive office, unless at least 10 days prior to the effective date of any such change Tech Data delivers to the Transferor and the Agent (i) such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Transferor's ownership interest in the Receivables and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

                  SECTION 5.5.  Financial Covenants.

                           (a)  Indebtedness to Total Capital.
         Tech Data shall not permit the ratio of Consolidated Funded Indebtedness to Consolidated Total Capital to exceed .60 to 1.00 at any time.

                           (b) EBIT to Interest Expense. Tech Data shall not permit the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than 2.50 to 1.00 at any time.

                  Capitalized terms used in this Section 5.5 and not defined herein shall have those meanings assigned in Exhibit N.


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



                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

                  SECTION 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Agent gives notice to Tech Data of the designation of a new Collection Agent, Tech Data is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Agent, and provided that the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder. The Agent may, and upon the direction of the Majority Investors, shall, after the occurrence of a Collection Agent default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed Tech Data or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent, at any time following the occurrence of a Termination Event, may notify any Obligor of the Transferred Interest.

                  SECTION 6.2.  Duties of Collection Agent.

                           (a)  Subject to the limitations contained
herein, the Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section
6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Seller (to the extent not then acting as Collection Agent hereunder)

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



hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the Seller's name and on behalf of the Transferor or the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company or the Bank Investors their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the Agent's account the Company's and the Bank Investors' allocable share of Collections of
Receivables  when  required  pursuant  to  Article  II  hereof.  So  long  as no
Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, but not beyond 60 days, and extend the maturity or adjust the Outstanding Balance as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Company, the Agent and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Transferor, if Tech Data is the Collection Agent, or if Tech Data is not the Collection Agent, the Collection Agent to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                           (b)  The Collection Agent shall, as soon
as practicable following receipt of any Collections, turn over to the Transferor an amount equal to such Collections minus the Percentage Factor of such Collections.

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In addition,  the  Collection  Agent  shall,  as soon as  practicable  following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Obligor which is not a Receivable. If the Collection Agent is not Tech Data or the Transferor or any Affiliate of the Transferor or Tech Data, the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent. The Collection Agent, if other than Tech Data, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable, and copies of Records in its possession which evidence or relate to Receivables.

                           (c)  On or before 120 days after the end
of each fiscal year of the Collection Agent, beginning with the fiscal year ending January 31, 1997, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent or the Transferor) to furnish a report to the Agent to the effect that they have
(i) confirmed the Net Receivables Balance as of the end of each Tranche Period during such fiscal year, and (ii) confirmed that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

                           (d)  Notwithstanding anything to the
contrary contained in this Article VI, the Collection Agent, if not Tech Data, the Transferor, or any Affiliate of the Transferor or Tech Data, shall have no obligation to collect, enforce or take any other action described in this
Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents

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



with respect to any such Receivable as described in
Section 6.2(b) hereof.

                  SECTION 6.3. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than Tech Data, the Trans- feror, or any Affiliate of Tech Data or the Transferor) pursuant to Section 6.1 hereof:

                           (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

                           (ii) Tech Data shall, at the Agent's request and at Tech Data's expense, give notice of the Agent's, the Transferor's, the Company's and/or the Bank Investor's ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                           (iii) Tech Data shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (iv) The Transferor and Tech Data hereby authorize the Agent to take any and all steps in the Transferor's or Tech Data's name and on behalf of the Transferor or Tech Data necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or Tech Data's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.


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



                  SECTION 6.4. Responsibilities of the Trans- feror and Tech Data. Anything herein to the contrary notwithstanding, the Transferor and Tech Data, as seller under the Purchase Agreement, shall (i) perform all of their respective obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Transferor or Tech Data, as seller under the Purchase Agreement, from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent nor the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor or Tech Data thereunder.

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



                                   ARTICLE VII

                               TERMINATION EVENTS

                  SECTION 7.1.  Termination Events.  The occur-
rence of any one or more of the following events shall constitute a Termination Event:

                           (a)  (i)  the Collection Agent shall fail
to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.1(a)) and such failure shall remain unremedied for 15 days, or (ii) either the Collection Agent, the Transferor, or the Guarantor shall fail to make any payment or deposit to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under
Section 2.8(b) hereof; or

                           (b)  any representation, warranty, certif-
ication or statement made by Tech Data or the Transferor in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c)  (i)  the Transferor shall default in
the observance or performance of the terms, covenants, conditions or agreements on the Transferor's part to be performed or observed under Section 4.2, Section 5.1(a)(ii), Section 5.1(h), Section 5.1(i), Section 5.2(a), Section 5.2(c),
Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.2(g) or Section 5.2(h) hereof or (ii) the Transferor shall default in the observance or performance of the terms, covenants, conditions or agreements on the Transferor's part to be performed or observed under Section 5.1(a)(i), Section 5.1(a)(iii), Section 5.1(a)(iv), Section 5.1(a)(v), Section 5.1(b), Section 5.1(c), Section 5.1(d),
Section 5.1(e), Section 5.1(f), Section 5.1(g) or Section 5.2(b) hereof and such failure shall remain unremedied for 15 days; or

                           (d)  (i)  Tech Data shall default in the
observance or performance of the terms, covenants, conditions or agreements on Tech Data's part to be performed or observed under Section 5.3(h), Section 5.3(i), Section 5.4(a), Section 5.4(c), Section 5.4(d), Section 5.4(e),

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Section  5.4(f) or Section 5.5 or (ii) Tech Data shall default in the observance or performance of the terms, covenants, conditions or agreements on Tech Data's part to be performed under Section 5.3(a), Section 5.3(b), Section 5.3(c),
Section 5.3(d), Section 5.3(e), Section 5.3(f), Section 5.3(g) or Section 5.4(b) hereof and such failure shall remain unremedied for 15 days; or

                           (e)  the Transferor or Tech Data shall de-
fault in the observance or performance of any other term, covenant, condition or agreement on the Transferor's or Tech Data's part to be performed or observed under this Agreement and such default shall continue for 30 days after the earlier of (i) the date that such written notice thereof is given to the Transferor or Tech Data, as applicable, by the Agent or (ii) the date the Trans-feror or Tech Data, as applicable, becomes aware of such default; or

                           (f)  failure of Tech Data or any Subsid-
iary of Tech Data to pay any Indebtedness greater than $500,000 when due; or the default by Tech Data or any Subsidiary of Tech Data in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $500,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness greater than $500,000 to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness greater than $500,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

                           (g)  any Event of Bankruptcy shall occur
with respect to the Transferor, the Collection Agent, Tech Data or any Subsidiary of either the Transferor or Tech Data; or

                           (h)  the Agent, on behalf of the Company
and/or the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

                           (i)  Tech Data shall enter into any trans-
action or merger whereby it is not the surviving entity;

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or the Transferor shall no longer be wholly owned by Tech
Data; or

                           (j)  there shall have occurred any materi-
al adverse change in the operations of Tech Data since October 31, 1996 or any other event shall have occurred which materially affects Tech Data's ability to either collect the Receivables or to perform under this Agreement or under the Purchase Agreement; or

                           (k)  the Liquidity Provider or the Credit
Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

                           (l)  the Commercial Paper issued by the
Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, unless such downgrading is the result of the Credit Support Provider being downgraded; or

                           (m)  the Percentage Factor exceeds the
Maximum Percentage Factor unless the Transferor reduces the Net Investment on the next day or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to 98%; or

                           (n)  the Percentage Factor equals or ex-
ceeds 100% for a period of one full Business Day (provided that in such case the Termination Event caused thereby shall be deemed to have occurred at the start of such one full Business Day period) or the Net Investment plus the aggregate Interest Component exceeds the Facility Limit; or

                           (o)  the Dilution Ratio equals or exceeds
15%; or

                           (p)  the average of the Loss to Liquida-
tion Ratios for any three consecutive months exceeds
2.25%; or

                           (q)  the Delinquency Ratio exceeds 11%.

                  SECTION 7.2.  Termination.  (a)  Upon the
occurrence of any Termination Event, the Agent may, or at

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the direction of the Majority  Investors  shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(g), 7.1(h), 7.1(i) or 7.1(n) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

                  (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a) (other than a declaration following the occurrence of a Termination Event set forth in Section 7.1(k) or
Section 7.1(l)), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches.



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                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS


                  SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Agent, the Company, the Bank Investors, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and any permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) claims arising from credit losses. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                           (i) reliance on any representation or warranty made by the Transferor (or any officers of the Transferor) under or in connection with this Agreement, any Investor Report or any other information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                           (ii) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or

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         the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                           (iii) the failure to vest and maintain vested in the Agent on behalf of the Company and/or the Bank Investors, an undivided percentage ownership or security interest, to the extent of the Transferred Interest, in the Receivables included in the Transferred Interest, free and clear of any Adverse Claim;

                           (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi) any failure of the Trans- feror, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of Article VI; or

                           (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from

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one or more Other  Transferors,  the Company  shall  allocate  such  Indemnified
Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Trans- feror.

                  SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                           (i) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);


                           (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for cer-

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



         tificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

                           (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interests or the Receivables,

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                           (b)  If any Indemnified Party shall have
determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a conse-

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



quence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten
(10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                           (c)  The Agent will promptly notify the
Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                           (d)  Anything in this Section 8.2 to the
contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 ("Section 8.2 Costs") to the Transferor and each Other Transferor; and provided, further, that if such Section 8.2 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Trans- feror shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.2 Costs.

                  SECTION 8.3. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing

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



fees and expenses incurred by officers or employees of the Company and the Agent) incurred by or on behalf of the Company or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time relating to any amendments, waivers or consents under this Agreement.

                  (b) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) incurred by or on behalf of the Company, any Bank Investor or the Agent from time to time (i) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (ii) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.
                           (c)  The Transferor shall pay the Agent,
for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.

                  SECTION 8.4. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the recon- veyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest if the Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Company and the Bank Investors, as

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applicable,  in  immediately  available  funds on such 15th day (or 3rd day,  if applicable) in an amount equal to the Aggregate Unpaids.

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                                   ARTICLE IX

                                    GUARANTEE

                  SECTION 9.1. Guaranty of Obligations. Tech Data unconditionally guarantees the full and prompt payment when due of all of the payment obligations and timely performance of all of the payment and performance obligations ("Obligations") of the Transferor of every kind and nature now or hereafter existing, or due or to become due, under this Agreement, to the Transferor, the Company, the Agent or any Bank Investor. Tech Data shall pay all reasonable costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Transferor, the Company, the Agent or any Bank Investor in connection with the collection of all or any part of the Obligations from Tech Data.

                  SECTION 9.2. Validity of Obligations; Irrevo- cability. Tech Data agrees that its obligations under this guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Obligations or of this Agreement, (ii) the absence of any attempt to collect the Obligations from the Transferor or any guarantor, (iii) the waiver or consent by the Trans- feror, Company, the Agent or any Bank Investor with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations,
(v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Transferor, the Company, the Agent or any Bank Investor with respect thereto, (vi) the failure by the Transferor, the Company, the Agent or any Bank Investor to take any steps to perfect and maintain perfected its respective interest in the Receivables or other property acquired by the Company from the Trans- feror, or by the Transferor from Tech Data or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Tech Data agrees that none of the Transferor, the Company, the Agent or any Bank Investor shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. Tech

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Data further agrees that, to the extent that the Trans- feror makes a payment or payments to the Company, the Agent or any Bank Investor, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Transferor its estate, trustee, receiver or any other party, including without limitation, Tech Data, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Tech Data waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notices of acceptance of this guaranty. Tech Data agrees that its obligations under this guaranty shall be irrevocable.

                  SECTION 9.3. Rights of Set-Off. Tech Data hereby authorizes the Transferor, the Company, the Agent or any Bank Investor at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Transfer- or, the Company, the Agent or any Bank Investor to or for the credit or the account of Tech Data against any and all of the obligations of Tech Data now or hereafter existing under this Agreement to the Transferor or the Company. Tech Data acknowledges that the Company's rights described in this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) the Transferor or the Company may have.



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                                    ARTICLE X

                           THE AGENT; BANK COMMITMENT

     SECTION 10.1. Authorization and Action. (a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank
Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior

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consent of the  Majority  Investors  (which  consent  shall not be  unreasonably withheld or delayed). The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement relating to the timing of payments required to be made by the Trans- feror, the Seller or the Guarantor or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, or (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein). The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors (which consent shall not be unreasonably withheld or delayed). "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                           (b)  The Agent shall exercise such rights
and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


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                  SECTION 10.2. Agent's Reliance, Etc. Neither the Agent nor any
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or
their  own  gross  negligence  or  willful  misconduct.   Without  limiting  the
foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Transferor or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or Tech Data or to inspect the property (including the books and records) of the Transferor, the Collection Agent or Tech Data (iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and
(v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3. Credit Decision. The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the trans-

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fer of any undivided  ownership  interest in the Affected Assets hereunder.  The
Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

                  SECTION 10.4. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

                  SECTION 10.5. Successor Agent. The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, (i) if no Termination Event shall have occurred, the Transferor

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shall  appoint a  successor  Agent and (ii) if a  Termination  Event  shall have occurred, the Company and the Majority Investors shall appoint a successor Agent. The Transfer- or and the Company and each Bank Investor, as applicable, each agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 10.6. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.


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                  SECTION 10.7.  Bank Commitment; Assignment to
Bank Investors.

                           (a)  Bank Commitment.  At any time on or
prior to the Commitment Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this
Section 10.7. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in a Termination Date or (ii) the Company elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 10.7 and the Transferor hereby agrees to pay the amounts described in Section 10.7(d) below. Provided that the Net Asset Test is satisfied, upon any such election by the Company or any such request by the Transfer- or, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 10.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

                           (b)  Assignment.  No Bank Investor may
assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Agent. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the

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assignor  shall  promptly  execute  and  deliver  all  further  instruments  and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Incremental
Transfers   under  Section   2.2(a)  in  accordance   with  the  terms  thereof,
notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Rein- vestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless the Administrative Agent, on behalf of the Company, and the Transferor shall have consented thereto and a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent. All costs and expenses of the Agent and the initial Bank Investor as assignor incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the Agent or the initial Bank Investor. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                           (c)  Effects of Assignment.  By executing
and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assump-

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tion Agreement,  the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the as- signor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Seller or the Collection Agent or the performance or observance by the Transferor, the Seller or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 11.9 prior to the date which is

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one year and one day after the payment in full of all Commercial Paper issued by the Company.

                           (d)  Transferor's Obligation to Pay Cer-
tain Amounts; Additional Assignment Amount. The Trans- feror shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 10.7, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Discount relates to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                           (e)  Administration of Agreement After
Assignment. After any assignment by the Company to the Bank Investors pursuant to this Section 10.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                           (f)  Payments.  After any assignment by
the Company to the Bank Investors pursuant to this Section 10.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Transferor and the Collection Agent.

                           (g)  Downgrade of Bank Investor.  If at
any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 10.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall,

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



within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 10.7. Such Bank
Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

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                                   ARTICLE XI

                                  MISCELLANEOUS


                  SECTION 11.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full, and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, (iii) Tech Data's obligations under Article IX and
(iv) the agreement set forth in Section 11.8 hereof, shall be continuing and shall survive any termination of this Agreement.

                  SECTION 11.2. Waivers; Amendments. No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Company, the Agent and the Majority Investors.

                  SECTION 11.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this

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Section 11.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3. However, anything in this Section 11.3 to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Merrill Lynch Money Markets Inc.
                           World Financial Center--South Tower
                           225 Liberty Street
                           New York, New York  10080
                           Telephone:  (212) 236-7200
                           Telecopy:   (212) 236-7584

                           (with a copy to the Administrative Agent)

                  If to the Transferor:

                           Tech Data Finance, Inc.
                           5000 Executive Parkway
                           San Ramon, California 94583
                           Telephone:  (510) 244-1641
                           Telecopy:   (510) 244-1641

                  If to Tech Data:

                           Tech Data Corporation
                           5350 Tech Data Drive
                           Clearwater, Florida  34620
                           Attention:  Treasurer

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



                           Telephone:  (813) 539-7429
                           Telecopy:   (813) 538-7803

                           (with a copy to General Counsel)

                  If to the Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                               Structured Finance
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                  If to the Administrative Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                               Structured Finance
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                  If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

                  SECTION 11.4.  Governing Law; Submission to
Jurisdiction; Integration.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Sec-

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tion  11.4  shall  affect  the  right of the  Company  to bring  any  action  or proceeding against the Transferor or its property in the courts of other jurisdictions.

                  (b) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings, including but not limited to the mandate letter dated November 16, 1993.

                  SECTION 11.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unen-forceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.6.  Successors and Assigns.(a)
This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Transferor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Company. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

                           (b)  The Transferor hereby agrees and
consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, the Transferor hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title

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to this Agreement and the Transferred Interest to the
Collateral Agent.

                  SECTION 11.7.  Waiver of Confidentiality.  The
Transferor and Tech Data hereby consent to the disclosure of any non-public information with respect to it received by the Company, the Agent, any Bank Investor or the Administrative Agent to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

                  SECTION 11.8.  Confidentiality Agreement.  The
Transferor and Tech Data hereby agree that they will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, any Bank Investor, the Collateral Agent, the Liquidity Provider or the Credit Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advi-sors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

                  SECTION 11.9. No Bankruptcy Petition Against the Company. The Transferor and Tech Data each hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  SECTION 11.10. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by

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the  enforcement of any assessment or by any legal or equitable  proceeding,  by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

                  SECTION 11.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 11.12. Optional Reconveyance of All Receivables. The Transferor shall have the option at any time to require the Agent, on behalf of the Company and the Bank Investors, to reconvey all of it's interest in the Receivables to the Transferor subject to the following terms and conditions: (a) the Transferor shall give the Agent not less than 10 Business Days notice of the

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Transferor's   exercise  of  this  option  and  (b)   simultaneously   with  the
reconveyance by the Agent to the Trans- feror of the Agent's interest in the Receivables, the Transferor shall pay to the Agent, for the benefit of the Company and the Bank Investors, an amount equal to the Net Investment plus all discount accrued and to accrue on the Company's Related Commercial Paper to maturity, together with any other costs associated with the receipt by the Company of the Net Investment on a day other than the last day of a Tranche Period, along with any other amounts owing hereunder to the Company or the Bank Investors by the Transferor.

                  SECTION 11.13. Mandatory Reconveyance of Certain Receivables. The Agent, on behalf of the Company and the Bank Investors, upon each occasion on which the Transferor shall be required to reconvey any Receivables to Tech Data pursuant to Section 7.2(a) of the Purchase Agreement, shall be considered to have reconveyed and does hereby reconvey to the Transferor such Receivables (including the Transferred Interest therein) and upon such reconveyance, hereby terminates its interest in any such Receivables; provided that no such reconveyance by the Agent shall occur or be deemed to have occurred if (a) any Event of Termination shall have occurred and be continuing hereunder or (b) Tech Data shall not have contemporaneously with such reconveyance sold to the Transferor a substitute receivable as described in Section 7.2(b) of the Purchase Agreement.

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                  IN WITNESS  WHEREOF,  the  parties  hereto have  executed  and delivered this Amended and Restated Transfer and Administration Agreement as of the day first written above.


                                            ENTERPRISE FUNDING CORPORATION,
                                            as Company


                                            By: /S/ STEWART L. CUTLER
                                                Name:  Stewart L. Cutler
                                                Title: Vice President


                                            TECH DATA FINANCE, INC.,
                                            as Transferor


                                            By: /S/ ARTHUR W. SINGLETON
                                               Name:  Arthur W. Singleton
                                               Title: Treasurer


                                            TECH DATA CORPORATION,
                                            as Collection Agent and
                                            Guarantor


                                            By: /S/ ARTHUR W. SINGLETON
                                               Name:  Arthur W. Singleton
                                               Title: Treasurer


                                            NATIONSBANK, N.A., as Agent


                                            By:  /S/ BRIAN C. BLAKELY
                                               Name:  Brian C. Blakely
                                               Title: Investment Banking Officer


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Commitment                                  NATIONSBANK, N.A., as
$306,000,000.00                               Bank Investor


                                            By:  /S/ BRIAN C. BLAKELY
                                               Name:  Brian C. Blakely
                                               Title: Investment Banking Officer

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